EXHIBIT 5.4

CONSENT OF EXPERT

Reference is made to the technical report, dated March 25, 2013, titled 2013 Oyu Tolgoi Technical Report (the “Report”).

In connection with the filing of Turquoise Hill Resources Ltd.’s preliminary short form prospectus, dated November 14, 2013, all supplements thereto and all documents incorporated by reference therein (collectively, the “Prospectus”) and the registration statement on Form F-10, dated November 14, 2013, and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Bernard Peters, Mining Manager for AMC Consultants Pty Ltd., consent to the use of my name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

Sincerely,

/s/ Bernard Peters
Name: Bernard Peters
Title: Manager, Mining
Company: AMC Consultants Pty Ltd.

Date: November 14, 2013